AMENDMENT TO MANAGEMENT AGREEMENT

         AMENDMENT as of April 1, 1997, to the Management Agreement dated as of January 1, 1995, as amended, (the "Management Agreement"), between ASSET INVESTORS CORPORATION, a Maryland corporation (the "Company"), and FINANCIAL ASSET MANAGEMENT LLC, a Colorado corporation (the "Manager"), assigned from Financial Asset Management Corporation on April 1, 1996.

                                    RECITALS

                   A. The Company and the Manager entered into the Management Agreement pursuant to which the Manager performs the duties and responsibilities set forth in the Management Agreement, subject to the supervision of the Company's Board of Directors; and

                   B. The Company has received a substantial amount of cash through a restructuring of its interests in Mortgage Assets and plans in the future to invest its available funds in equity investments in real estate.

         NOW, THEREFORE, in consideration for the mutual agreements herein set forth, the parties hereto agree as follows:

         1. A new definition of "Cash Earned for Stockholders for incentive fee purposes" shall be added to the Management Agreement as follows:

               (ss)Except as otherwise  provided in Section 9(b)(2),  "Incentive
                   Compensation" with respect to any fiscal year means an amount equal to the sum of (x) .2 times the sum of (A) the Company's Cash Earned for Incentive Fee minus (B) Adjusted Equity minus
                   (y) Incentive Compensation paid in respect of prior fiscal quarters in such year.

                    For purposes of this definition:

                            (1) "Adjusted Equity" means  Stockholders  Equity at
                   the end of a fiscal quarter with respect to which Incentive Compensation is being determined less the Company's investment in CAI, multiplied by the Annualized Adjusted Treasury Rate plus one percentage point;

                            (2) the  "Annualized  Adjusted  Treasury Rate" means
                   (x) the Ten Year U.S. Treasury Rate plus one percentage point multiplied by (y) a fraction, the numerator of which is the number of quarters in the fiscal year elapsed at the end of the fiscal quarter for which Incentive Compensation is being determined and the denominator of which is four.

                            (3) the  "Company's  Cash Earned for  Incentive  Fee
                   purposes" means GAAP Net Income as reported by the Company for each of its first three fiscal quarters as reported in its quarterly report of Form 10-Q as filed with the

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                   Securities and Exchange  Commission,  and for its fiscal year as reported in its annual report on Form 10-K as filed with the Securities and Exchange Commission, reduced by (A) the Company's share of CAI's net income for the quarter then ended, or the year then ended as the case may be, and (B) a provision for capital replacements for manufactured housing communities, and increased by (C) real estate depreciation and goodwill amortization associated with purchased property management companies, and (D) the Incentive Compensation paid in respect of all prior fiscal quarters in the fiscal year for which the Company's Cash Earned for Incentive Fee purposes is being computed.


         2. Section 9(a) of the Management Agreement is amended and restated hereby as follows:

                  (a) Base Fee.  (i) Subject to Sections  9(c) and 9(e)  hereof, the Company shall pay to the Manager, for services rendered under this Agreement, an annual base management fee, quarterly installments as provided in paragraph (ii) below, in the amount equal to (x) 1% per annum of the Average Invested Assets, 3/8 of 1%, with respect to Mortgage Assets held by the Company during each fiscal year.

                            (ii) An  amount  equal  to 1/4 of 1% of the  Average
                      Invested Assets, 3/32 of 1%, with respect to Mortgage Assets for each fiscal quarter (pro rata based on the number of days elapsed during any partial fiscal quarter), shall be paid to the Manager, as provided by, and subject to adjustment under, Section 9(e) of this Agreement.

         3. Section 9(b) of the Management Agreement is amended and restated hereby as follows:

                  (b)  Incentive Compensation.

                  (1) Incentive  Compensation  may be earned by the  Manager for each fiscal year and shall be paid to the Manager or refunded by the Manager to the Company (as provided in (3) below) quarterly during each fiscal year on a cumulative basis, as provided in Section 9(e).

                  (2) For purposes of the fiscal  quarter  ended March 31, 1997,
                      Incentive Compensation shall mean .2 times the sum of (x) the Company's GAAP Net Income minus (y) Adjusted Equity.

                  (3) During any fiscal  year,  the Manager  will be required to refund to the Company Incentive Compensation previously paid in that fiscal year if, as to any fiscal quarter for which Incentive Compensation is being determined, the amount of Incentive Compensation earned is less than the Incentive Compensation for the comparable period in the prior fiscal year. The amount refunded by the Manager to

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                      the  Company  shall be the  lesser  of (x) the  difference between the Incentive Compensation paid for the comparable period in the prior fiscal year and the determination is being made and (y) the Incentive Compensation paid with
                      respect  to  fiscal  quarter  immediately   preceding  the
                      quarter for which the determination is being made.

                      Quarterly payment shall be paid to the Manager, or refunded to the Company, as provided by, and subject to adjustment under, Section 9(e) of this Agreement.


         4. A new section, designated Section 9d(i) shall be added to the Management Agreement as follows:

                  d(i) Acquisition Fee. Unless otherwise agreed, in addition to any other fee payable to the Manager under this Agreement, the Company shall pay the Manager, at the end of each fiscal quarter of the Company, an Acquisition Fee equal to 0.5% of the cost of acquisition of the real estate assets acquired during such fiscal quarter of the Company.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.



[CORPORATE SEAL]               ASSET INVESTORS CORPORATION




ATTEST:                        By:  /s/Kevin J. Nystrom_________________________
                                     Name:   Kevin J. Nystrom
 /s/John C. Singer                   Title:  Senior Vice President and Chief
John C. Singer, Secretary                    Financial Officer


                               FINANCIAL ASSET MANAGEMENT LLC




                               By:  Terry Considine_____________________________
                                     Name:   Terry Considine
                                     Title:  Member